UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 30, 2006

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM C11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2006, television broadcasting company Studio 1+1 LLC (“Studio 1+1”), a Ukrainian affiliate of Central European Media Enterprises Ltd. (the “Company”), entered into an Agreement to Provide Advertising Services (“Agreement”) with Video International Prioritet LLC (“VI”). Under the terms of the Agreement, VI will sell advertising on behalf of Studio 1+1. Other than certain advertising sales by affiliates of Studio 1+1, VI will be the primary provider of these advertising sales services. The services to be provided under the Agreement come into effect on January 1, 2007 and will have a term of five years.

On March 14, 2001, Studio 1+1 and certain subsidiaries of the Company entered into an advertising sales agreement (the “Advertising Sales Agreement”) with VI (as the successor to Prioritet LLC) and certain affiliates of VI. The term of the Advertising Sales Agreement expires on December 31, 2006. The Agreement entered into November 30, 2006 substantially replaces the Advertising Sales Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: December 6, 2006	/s/ Wallace Macmillan
Wallace Macmillan Vice President - Finance (Principal Financial Officer and Duly Authorized Officer)